UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009

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GLOBALPAYNET HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	000-51769	98-0458087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Columbia Tower, 701 Fifth Ave., Suite 4200, Seattle, WA     98104

(Address of Principal Executive Offices)     (Zip Code)

(206) 262-7533

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

On December 23, 2009, Board of Directors of GlobalPayNet Holdings, Inc. (the “Registrant”) dismissed Seale and Beers, CPAs, its independent registered public account firm. On December 28, 2009, the accounting firm of Li & Company, PC was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Seale and Beers, CPAs and the engagement of Li & Company PC as its independent auditor. None of the reports of Seale and Beers, CPAs with respect to the quarterly period ended June 30, 2009, the only period for which Seale and Beers, CPAs provided such a report, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the interim period for which the Registrant engaged, there were no disagreements with Seale and Beers, CPAs, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers, CPAs satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

The Registrant has requested that Seale and Beers, CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b)

On December 28, 2009 the Registrant engaged Li & Company PC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Li & Company PC regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)

Not Applicable.

b)

Not Applicable.

c)

Not Applicable.

d)

Exhibits

No.	Exhibits
16.1	Letter from Seale and Beers, CPAs dated December 28, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 29, 2009	By:	/s/ ALAIN GHIAI
		Name:	Alain Ghiai
		Title:	Chief Executive Officer